                                                                    Exhibit 99.3


                          AFG RECEIVABLES TRUST 1997-B
                        OFFICER'S CERTIFICATE OF SERVICER

To:    Chase Manhattan Bank Delaware, as Owner Trustee
       Bankers Trust Company, as Indenture Trustee
       Moody's Investors Service, Inc.
       Standard & Poor's Ratings Group
       Fitch Investors Service, L.P.

         Pursuant to Section 4.10 of the Sale and Servicing Agreement dated as of September 23, 1997 among AFG Receivables Trust 1997-B, as Issuer, Key Consumer Acceptance Corporation, as Seller, Key Bank USA, National Association, as Servicer and Bankers Trust Company, as Indenture Trustee (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of Servicer from the Closing Date (September 23, 1997) through June 30, 1999, and of its performance under the Agreement has been made under the undersigned officer's supervision and (ii) to the best of the undersigned officer's knowledge, based on such review, Servicer has fulfilled all its obligations in all material respects under the Agreement throughout such period.

IN WITNESS WHEREOF, I have executed this Certificate this 22nd day of March,
2000.

                                   KEY BANK USA, NATIONAL ASSOCIATION
                                   as Servicer

                                   By: /S/ Craig T. Platt
                                      ----------------------
                                       Craig T. Platt
                                       Senior Vice President



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